REPORT OF INDEPENDENT REGISTERED PUBLIC
 ACCOUNTING FIRM



Board of Directors
Sprott Focus Trust, Inc.
Toronto, Ontario, Canada


In planning and performing our audits of
 the financial statements of Sprott Focus
 Trust, Inc. (Fund) as of and for the
 year ended December 31, 2016, in accordance
 with the standards of the Public Company
 Accounting Oversight Board (United States), we
 considered their internal control over financial
 reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control
 over financial reporting.   Accordingly, we express
no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial
 reporting.   In fulfilling this responsibility,
 estimates and judgments by management are required
 to assess the expected benefits and related costs
 of controls.   A companys internal control over
 financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A companys internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and 3 provide reasonable
 assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.


Because of inherent limitations, internal
control over financial reporting may not prevent
 or detect misstatements.   Also, projections of
any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation
of a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
 misstatements on a timely basis.   A material
 weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.





Board of Directors
Sprott Focus Trust, Inc.
Page Two





Our consideration of the Funds
 internal control over financial
 reporting was for the limited
 purpose described in the first
 paragraph and would not necessarily
 disclose all deficiencies in internal
control that might be material
 weaknesses under standards established
 by the Public Company Accounting
Oversight Board United States.
  However, we noted no
deficiencies in the Trusts
 internal control over financial
 reporting and its operation,
including controls for safeguarding
securities, which we consider to be
material weaknesses, as defined above,
as of December 31, 2016.

This report is intended
 solely for the information and use of management, and the Board of Directors of Sprott Focus Trust,
 Inc. and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.






	TAIT, WELLER  BAKER LLP

Philadelphia, Pennsylvania
March 1, 2017